ARCHITECTURAL DEVELOPMENT AND ASSISTANCE AGREEMENT


This agreement ("Agreement") is entered into as of July 14, 1998, ("Effective Date") by and between Intel Corporation, having a place of business at 2200 Mission College Blvd., Santa Clara, California, 95054 ("Intel ") and Brilliant Digital Entertainment Corporation, having a place of business at 6355 Topanga Canyon Boulevard, Suite 120, Woodland Hills, California, 91367 ("Publisher") on behalf of themselves and their respective worldwide subsidiaries.

                                  BACKGROUND

A. Intel plans to release a processor having [*] technology. Publisher is developing software which is able to use these enhanced capabilities.

B. Intel is willing to provide Publisher with assistance and funds, and to receive distribution rights to the software. Publisher is willing to undertake the development activities and grant the rights set out in this Agreement.

                                  AGREEMENT

Intel and Publisher agree as follows:
1.    PUBLISHER'S EFFORTS

1.1. THE TITLES. The "Titles" to be developed and delivered under this Agreement are the initial [*] scaleable episodes of the Titles and each of the first three subsequent additional episodes (if any) of each Title, made during the term of this Agreement, named Superman, Xena, Kiss and a fourth Title to be determined and agreed upon by the parties no later than November 1, 1998 (the TBD Title). The features the first episode of each of the four Titles must posses are more particularly described in the Product Requirements Document ("PRD") set forth in Attachment A. The Titles include all versions for all PC platforms, and include all updates and enhancements thereof made during the term of this Agreement and the collateral material specified in Attachment B.

1.2. COMMITMENT TO DEVELOP. Publisher shall use commercially reasonable efforts to develop and deliver to Intel the Titles according to the milestones set forth in Section 3 and the Development Schedule and specifications contained in the PRD. The Superman and Xena Titles, must, at a minimum, noticeably demonstrate to an end user the advantages of running the Titles on an Intel processor containing [*] technology, a [*], and [*] and associated graphics cards vs. an Intel Processor running at [*] with a [*] and an [*] and associated graphics card. The Kiss and the TBD Title must at a minimum, noticeably demonstrate the advantages of it on an Intel Processor containing [*] running at [*], with a [*] and [*] and associated graphics card vs. an Intel Processor containing [*] running at [*], with a [*] and an [*] and associated graphics card.

1.3. LANGUAGES. Superman and Xena will be ready and available for purchase by retailers before June 1, 1999 in the following languages:

1.4.  DIALOGUE AND TEXT: U.S. English, [*].

* THE ASTERISK SYMBOL REPLACES INFORMATION THAT HAS BEEN DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT.

1.5.  SUBTITLES AND TEXT: [*].

1.6. KISS and the TBD Title will be ready and available for purchase by retailers in U.S. English on or before October 1, 1999, and on or before November 1, 1999 in the following languages:

1.7.  DIALOGUE AND TEXT: [*].

1.8.  SUBTITLES AND TEXT: [*].

1.9. PROGRAM REVIEW. Intel, Publisher and any third party(s) working on the Titles for Publisher shall meet at least twice a month (either in person or by telephone conference) to review the progress of the Titles' development, including the milestones set out in the Development Schedule and the compliance of the Titles with the PRD.

2. TECHNICAL ASSISTANCE FROM INTEL. Intel is currently helping Publisher optimize and port some of its products to the Intel microprocessor architecture under a separate Source Code License Agreement ("SLA") effective April 27, 1998 between the parties. Any technical contributions to the Titles made by Intel hereunder shall be considered Modifications under that SLA and subject solely to its terms.

            Intel agrees that an Application Engineer will coordinate the technical resources needed from Intel to assist with code optimizations and will be made reasonably available to Publisher as needed.

3.    ADVANCES OF FUNDS

3.1. AMOUNT AND TIMING. Intel will advance certain funds, totaling [*] ($[*]) to Publisher for delivery of 3 Titles, Superman, Xena, and Kiss. If Intel and Publisher mutually agree upon the specific details of a fourth Title (which is currently referred to as "Title to be determined") no later than November 1, 1998, then Intel will advance additional funds totaling [*] upon Intel's acceptance of the milestones identified below (collectively, the "Funds"). Intel will advance the Funds to Publisher in the amounts specified below [*] after Publisher's accomplishing and delivering, subject to Intel's reasonable satisfaction and acceptance not to be unreasonably withheld, each of the following milestones:


* THE ASTERISK SYMBOL REPLACES INFORMATION THAT HAS BEEN DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT.



--------------------------------------------------------------------------------
                                          DATE (TO BE USED
      TITLE(S)            MILESTONE          AS A GUIDE)          PAYMENT
--------------------------------------------------------------------------------
n/a                  Contract Signing                               [*]
--------------------------------------------------------------------------------
Engine optimization
and preliminary
title artwork for
Superman and Xena    Alpha               September 20, 1998         [*]
--------------------------------------------------------------------------------
                     Code Drop for
(Xena and Superman)  Advisory Testing    September 20, 1998
--------------------------------------------------------------------------------
Superman and Xena    Comdex Demo Code    October 20, 1998
--------------------------------------------------------------------------------
                     January '99 Launch
Superman             Demo                January 1, 1999            [*]
--------------------------------------------------------------------------------
                     January '99 Launch
Xena                 Demo                January 1, 1999            [*]
--------------------------------------------------------------------------------
Superman             Beta                January 20, 1999           [*]
--------------------------------------------------------------------------------
Xena                 Beta                January 20, 1999           [*]
--------------------------------------------------------------------------------
                     2nd code drop for
Superman and Xena    advisory testing--  March 1, 1999              [*]
--------------------------------------------------------------------------------
                     English version
Superman             available in retail June 1, 1999               [*]
--------------------------------------------------------------------------------
                     English version
Xena                 available in retail June 1, 1999               [*]
--------------------------------------------------------------------------------
                     all other
                     languages
                     available for
                     distribution to or
Superman             in retail           June 1, 1999               [*]
--------------------------------------------------------------------------------
                     ALL OTHER
                     LANGUAGES
                     AVAILABLE FOR
                     DISTRIBUTION TO OR
XENA                 IN RETAIL           JUNE 1, 1999               [*]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Kiss and TBD
preliminary Title
Artwork and Engine
optimizations        Alpha               December 20, 1998          [*]
--------------------------------------------------------------------------------
Kiss                 Beta                March 20, 1999             [*]
--------------------------------------------------------------------------------
TBD Title            Beta                March 20, 1999             [*]
--------------------------------------------------------------------------------
Kiss                 E3 Demo Code        May 20, 1999               [*]
--------------------------------------------------------------------------------
TBD Title            E3 Demo Code        May 20, 1999               [*]
--------------------------------------------------------------------------------
                     Kiss English
Kiss                 version             October 1, 1999            [*]
--------------------------------------------------------------------------------
                     English Version
TBD Title            available in retail October 1, 1999            [*]
--------------------------------------------------------------------------------
                     all other
                     languages
Kiss                 available in retail November 1, 1999           [*]
--------------------------------------------------------------------------------
                     all other
                     languages
TBD Title            available in retail November 1, 1999           [*]
--------------------------------------------------------------------------------

* THE ASTERISK SYMBOL REPLACES INFORMATION THAT HAS BEEN DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT.

3.2. USE OF FUNDS. The Funds shall only be used for development of the Title until the final deliverable hereunder is accepted by Intel.

4.    INTEL PARTICIPATION IN MARKETING PARTICIPATION IN MARKETING

4.1. MARKETING. If accepted and timely delivered, Intel will include the Title prominently in Intel's [*] marketing efforts and, at Intel's sole discretion, may include Publisher in other appropriate marketing activities.

4.2. LICENSE. To the extent it actually possesses the right to do so, Publisher grants to Intel a royalty-free, world-wide license, with the right to sublicense, to copy, demonstrate, prepare derivative works of, and display and perform publicly the Title and its collateral artwork and documentation in connection with Intel's marketing activities for the Title as well as any other Intel marketing activities. This license, however, is contingent upon Intel receiving written approval from Publisher each time Intel wishes to exercise its rights hereunder. Publisher will grant such requests if it has the right to do so.

4.3. OTHER TITLES. Intel and Publisher may develop or market products which are directly competitive with the Title.

5.    INTEL'S RECOUPMENT OF THE FUNDS

5.1. "Revenue Copy" means a sale, license, or other distribution of one copy of a Title for which Publisher receives revenue.

5.2. ROYALTY ON REVENUE COPIES. Intel shall earn a royalty on each Revenue Copy distributed by or through Publisher according to the rate schedule below, but not to exceed $[*] (or $[*] if additional funds for which the second sentence of section 3.1 provides, are not advanced by Intel) for Revenue Copies sold, licensed, or otherwise distributed in the United States and not to exceed $[*] (or $[*] if additional funds for which the second sentence of section 3.1 provides, are not advanced by Intel) for Revenue Copies sold, licensed, or otherwise distributed elsewhere.

                                     [*]

5.3. RESERVES. Publisher shall be entitled to retain a reasonable reserve for product returns and discounts, not to exceed [*]% of the amount otherwise payable under section 5.1. Such reserve shall be liquidated no later than [*] following the [*] in which the reserve was retained.


* THE ASTERISK SYMBOL REPLACES INFORMATION THAT HAS BEEN DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT.

5.4. ADVERTISING. Until the funds have been recouped, Intel will also receive from Publisher [*]% of Publisher's [*] revenues from advertising on CD ROM versions of the Titles and on web pages devoted to the Titles, minus [*] ([*]% of [*] revenues). These revenues apply towards Intel's recoupment of the Funds. If Publisher derives revenue from web pages on which the Titles and other properties are advertised, Intel will receive [*]% of [*] revenues for the percentage of advertising revenue derived from the Titles specifically.

5.5. WEB LINKING. Publisher will provide a link and generate visits from its World Wide Web page to another World Wide Web page that Intel will, from time to time specify ("click throughs").

      5.5.1. Intel and Publisher will agree on the specific terms of this web linking plan no later than 9/20/98 for BTS titles and 5/20/99 for Holiday titles.

5.6. DISCOUNTED TITLE PURCHASES. For a period of [*] years after the Effective Date, Intel shall have the option, at its sole discretion, to purchase copies of the Titles at a [*]% discount off the best distributor discount (minimum of [*]% ), for re-sale by Intel. Intel will apply the [*]% discount towards the recoupment of the Funds for each unit subsequently sold by Intel or Intel's designated agent.

5.7. USE OF AN INTEL LOGO. Publisher will, at Intel's request, use an Intel logo on the Titles' packaging in a manner specified by Intel and according to standard Intel logo licensing terms. Publisher will not use an Intel logo unless so requested to do so by Intel.

5.8.  FUNDS RECOUPMENT CAP. The maximum aggregate amount payable to Intel under section 5 as royalties, as advertising revenues, and as discounts shall not exceed the actual amount of funds paid to publisher by Intel under section 3.1. The discounts may continue to be provided subject to Section
      5.5 following full recoupment of funds.


* THE ASTERISK SYMBOL REPLACES INFORMATION THAT HAS BEEN DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT.

6.    MONEY

6.1. MANNER OF PAYMENT. All payments shall be made in US dollars, and shall be sent to the address specified in this Agreement. Payments shall be made by wire transfer or, if no wire transfer instructions are given, by check drawn on a U.S. bank. A party may specify revised instructions and address by written notice to the other.

6.2. PAYMENTS TO INTEL. Payments to Intel shall be by wire transfer to [*] for the account of Intel Corporation, General Account [*].

6.3. PAYMENTS TO PUBLISHER. Payments to Publisher shall be made by wire transfer to: [*], ABA#: [*], Attn: [*], [*], Account Name: Brilliant Digital Entertainment, Account #: [*].

6.4. STATEMENTS. Within [*] after the end of each calendar quarter during the term of this Agreement Publisher shall pay any amounts due and shall deliver to Intel at the addresses set out in this Agreement a report which sets out:

      6.4.1. The period covered;

      6.4.2. The number of copies of each Title distributed hereunder;

      6.4.3. The number of Revenue Copies,

      6.4.4. The balance of the Funds; and

      6.4.5. The balance of accounts receivable on the Titles.

6.5. RECORDS AND AUDITING. Each party shall maintain complete and accurate records of the activities performed under this Agreement (including records of sales and distribution) for a period of three (3) years after the completion thereof. Records relating to the performance of this Agreement shall be made available in confidence to other party's independent certified public accountants (or equivalent for non-U.S. jurisdictions) upon reasonable notice, which records may be used for the sole purpose of auditing a party's compliance with the Agreement. In the event that a shortfall greater than 10% is discovered in royalties paid by a party, such audit shall be at the audited party's expense, and such party shall promptly make up the difference.

6.6. TAXES. Each party shall be solely responsible for its own taxes, including any applicable sales taxes and customs duties on items acquired under this Agreement. To the extent, if any, that the applicable taxing authority requires withholding of taxes based on payments made hereunder, the paying party shall withhold such taxes and provide the payee with the documentation reasonably necessary to claim a credit therefor.



* THE ASTERISK SYMBOL REPLACES INFORMATION THAT HAS BEEN DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT.

7.    TERM, TERMINATION, WHAT IF SOMETHING GOES WRONG

7.1. TERM OF AGREEMENT. This Agreement's term commences as of the Effective Date and terminates on the later of March 31, 2003 or the last day of the calendar year in which Intel fully recoups the Funds, unless earlier terminated or unless extended by agreement of the parties.

7.2. BREACH. Either party may terminate this Agreement by written notice if the other party is in material breach of any of its terms and fails to cure such breach within thirty days of written notice of such breach.

7.3. DELAY. Publisher shall promptly notify Intel of any anticipated delay in meeting the Development Schedule. If it appears that there will be a delay in having one or more Titles delivered and accepted as set out in this Agreement, then Intel and Publisher shall meet to discuss an appropriate course of action in good faith before exercising any of the remedies set out below. Both parties shall use reasonable judgment and efforts to rearrange development and ingredient delivery schedules to deal with setbacks, such as unavailability of specific technology ingredients or difficulty in developing the Titles.

     7.3.1. If Publisher's delay is due to causes beyond its reasonable control then the remaining dates for Publisher's deliverables, and all other dates calculated from those date(s), shall be extended by a reasonable amount of time, not in any case to exceed three months in the aggregate or the period of any delay in Intel's providing technology labeled "Critical."

     7.3.2. If the Delay will be over ninety days, then Intel may terminate the Agreement by written notice to Publisher.

7.4. CONVENIENCE. In addition to the provisions above, Intel may, at its sole discretion, terminate this Agreement without cause by written notice to Publisher. If Intel chooses to terminate this Agreement without cause, Publisher shall be entitled to retain all Funds provided by Intel to Publisher before the effective date of termination, and Intel shall have no rights in Publisher's Titles.

7.5. EFFECT OF TERMINATION. Upon any termination of this Agreement for any reason:

     7.5.1. Publisher shall on Intel's written request, return all materials that Intel had provided hereunder.

     7.5.2. The provisions of Section 8 shall survive termination.

     7.5.3. Any third-party licenses directly or indirectly granted by a party under this Agreement shall survive such termination, PROVIDED, that the party granting such license shall be responsible for any royalties earned on the license under this Agreement.

     7.5.4. Publisher may retain that portion of the Funds paid prior to termination, but if termination is other than for Convenience or for breach by Intel, and Publisher releases, licenses or otherwise commercializes the Titles in any format or medium, Publisher shall return the previously advanced Funds to Intel at a rate of $[*] per retail Revenue Copy or $[*] per OEM Revenue Copy until the entire amount of previously advanced Funds is repaid to Intel.


7.6. RIGHTS. Subject to the limitations in Section 4.2, Publisher warrants and represents that it has or shall obtain all rights necessary to undertake the activities described in this Agreement and to grant the licenses described herein. Publisher shall promptly notify Intel of any charge or claim of infringement of any third party's right relating to development or distribution of the Titles.

7.7. NOT A MUNITION. Publisher warrants and represents that the Titles, including any updates or revisions, contains and shall contain no encryption or other capabilities that renders it subject to the US's International Traffic and Arms Regulation (ITAR) set forth at 22 C.F.R.,
      Section 120 et seq. or any successor or foreign counterpart regulations.

7.8. SUITS BASED ON TITLES. Publisher shall defend, indemnify, and hold Intel and its customers harmless from and against any suit or proceeding brought against Intel, its subsidiaries or customers, based upon the development or distribution of Titles, including any claim that the Titles infringes any third-party intellectual property right (a "Claim"). Publisher's indemnity will include all damages and costs awarded, including attorneys' fees, and settlement costs, provided that Intel shall not settle any claim without Publisher's consent.

     7.8.1. The indemnified party shall promptly notify Publisher of any Claim and will provide information, assistance, and cooperation in defending against it (at Publisher's expense).

     7.8.2. The indemnified party will have the right to participate in the defense of any Claim, at its own expense.

     7.8.3. If there appears, in Intel's opinion, to be a reasonable likelihood that distribution of any portion of the Titles may be found to infringe the rights of any third party, then Intel may terminate the Agreement or Publisher, at its expense, will either (i) obtain for Intel or its customers the right to continue to use such Titles as contemplated herein, (ii) modify such Titles so that it becomes non-infringing, but without materially altering its functionality, or (iii) replace such Titles with a functionally equivalent non-infringing Titles, all at Intel's option.

     7.8.4. This indemnity shall not apply to portions of the Titles prepared or provided by the indemnified party.

     7.8.5. Publisher's total liability under this section shall not exceed the amount of Funds provided by Intel under this agreement.

* THE ASTERISK SYMBOL REPLACES INFORMATION THAT HAS BEEN DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR AN ORDER GRANTING CONFIDENTIAL TREATMENT.

8. WARRANTS. As partial consideration for Intel's obligations under Section 2 of this Agreement and the requirements under "Next Step" in clause 6 ("Application Feature Specifications") of the "Intel Brilliant Digital Entertainment Technical Production Requirements Document" attached hereto as Attachment A, Publisher has granted to Intel a Warrant, attached hereto as Attachment D.

9.    GENERAL PROVISIONS

9.1. CONFIDENTIAL TERMS. Except as otherwise provided herein, each party shall maintain other party's confidential disclosures in confidence pursuant to CNDA #89580. Neither party may disclose the existence or terms of this Agreement without the prior written consent of the other party except as required by law or as required by section 401(a), "Immediate Public Disclosure of Material Information," of the American Stock Exchange Company Guide. Any such required disclosure(s) will be to the most limited extent allowable.

9.2. TITLE. Except for the licenses expressly provided here, or in a "shrink wrap" or other written license, no licenses are granted by either party, either expressly or by implication, to any intellectual property of the other. Notwithstanding Intel's ownership in the copyrights in the Intel Technology, Publisher shall own all copyrights in its own original work, including its own Titles.

9.3. RELATIONSHIP OF PARTIES. The parties are not partners or joint venturers, or liable for the obligations, acts, or activities of the other.

9.4. AMENDMENTS AND ASSIGNMENTS. Any change, modification or waiver to this Agreement must be in writing and signed by an authorized representative of each party. Neither party may assign this Agreement or any portion of this Agreement to any other party without the other's prior written consent.

9.5. MERGER AND WAIVER. This Agreement is the entire agreement between the parties with respect to the development and distribution of the Titles, and it supersedes any prior or contemporaneous agreements and negotiations relating thereto. No waiver of any breach or default shall constitute a waiver of any subsequent breach or default.

9.6. LIMITED LIABILITY. Neither party shall be liable to the other for lost profits, expected revenues, or development or support costs arising from any termination of this Agreement. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, DATA, OR USE OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

9.7. EXPORT. Neither party shall export the Titles or the Intel in violation of US or other applicable law.

9.8. NOTICES AND REQUESTS. All notices and requests required or made under this Agreement must be in writing and shall be personally delivered or if mailed postage prepaid, certified or registered mail, or overnight courier to the addresses listed below:


      --------------------------------------------------------------------------
      TO INTEL                              TO PUBLISHER
      Intel Corporation,
      2200 Mission College Blvd.,
      Santa Clara, California 95052
      ATTN.:  GENERAL COUNSEL
      --------------------------------------------------------------------------
      DIRECT ROYALTY STATEMENTS TO:         DIRECT ROYALTY STATEMENTS TO:
      Post Contract Management, SC4-210,
      Intel Corporation,
      2200 Mission College Blvd.,
      Santa Clara, California 95052
      --------------------------------------------------------------------------

9.9. CHOICE OF LAW. Any claim based on this Agreement shall be governed by the laws of Delaware, and shall be subject to the exclusive jurisdiction of the state and federal courts located there.

9.10. ATTACHMENTS. The following Attachments are incorporated by reference into this Agreement:

     9.10.5 Attachment D-- Warrants

IN WITNESS OF THEIR AGREEMENT, the parties have caused the Agreement to be executed below by their authorized representatives.



INTEL CORPORATION                         BRILLIANT DIGITAL ENTERTAINMENT, INC.

BY: /S/  CLAUDE LEGLISE                   BY: /S/ MICHAEL OZEN
    --------------------                      ---------------------
CLAUDE LEGLISE                            MICHAEL OZEN
VICE-PRESIDENT                            CHIEF FINANCIAL OFFICER